UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Gevo, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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**IMPORTANT MESSAGE FOR GEVO STOCKHOLDERS**

November 23, 2016

Dear Fellow Stockholder:

We recently mailed proxy materials to you for the Special Meeting of Stockholders of Gevo, Inc. (“Gevo,” “we,” “us or “our”) scheduled to be held on December 14, 2016 to consider and vote upon a proposal to effect a reverse stock split of our outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at the discretion of the Board of Directors.

At the time of the mailing of this reminder letter, our records indicate you may have not yet voted your shares. If you already have voted, we thank you for your prompt response. If you have not voted your shares, the Board of Directors encourages you to submit your vote in favor of the reverse stock split proposal as soon as possible.

Please let us remind you that there are a several ways to vote:

1.	Internet — By logging into the secure website at www.proxyvote.com and following the instructions provided;

2.	Telephone — By calling the toll-free number 1-800-690-6903 on a touch-tone phone and following the recorded instructions; or

3.	Mail — By returning the enclosed proxy card in the provided postage-paid return envelope.

As we have described in the proxy statement for the Special Meeting, approval of the reverse stock split proposal is critical to the ongoing operations of Gevo. The Board of Directors strongly believes that the reverse stock split is necessary for the following reasons:

•	Maintain our listing on the NASDAQ Capital Market;

•	Provide us the necessary resources and flexibility to raise sufficient capital to execute our business plans and strategy; and

•	Improve the marketability and liquidity of our common stock.

For these reasons, and as more fully described in the proxy statement previously distributed to you, the Board of Directors has recommended that you vote “FOR” approval of the reverse stock split proposal.

We need your vote. For your vote to count, you must vote by proxy before, or in person at, the Special Meeting on December 14, 2016. Regardless of how many shares you own, it is important that you vote them as soon as possible.

If you haven’t received your proxy materials and voting instructions, or if you need any assistance in casting your vote, please contact our proxy solicitor.

D.F. King & Co, Inc.

Toll-Free: 800-515-4507

Alternatively, please feel free to contact Geoff Williams, General Counsel & Secretary of Gevo, by telephone at (303) 858 8358. We will make certain that you get the proxy materials and voting instructions.

We appreciate your support.

Sincerely,

Patrick R. Gruber

Chief Executive Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY TELEPHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

* * * *

Forward-Looking Statements

Certain statements in this letter may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements related the future performance and plans for Gevo and the potential effects of the reverse stock split proposal. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2015, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission (“SEC”) by Gevo.

Important Additional Information and Where to Find It

Gevo filed a definitive proxy statement and other proxy materials with the SEC on October 31, 2016 in connection with the Special Meeting. The definitive proxy statement and a form of proxy have been mailed to stockholders of record as of October 26, 2016. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE ABOVE MATTERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SUCH MATTERS THAT IS IMPORTANT TO YOUR VOTING DECISION. Investors are able to obtain a free copy of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of Gevo’s filings with the SEC on Gevo’s website at www.gevo.com, or by directing a request to: Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Geoff Williams, General Counsel & Secretary, (303) 858 8358.

Gevo and its directors, executive officers and certain other members of management and employees of Gevo may be deemed “participants” in the solicitation of proxies from stockholders in favor of the reverse stock split proposal. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Gevo in connection with the proposal, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of Gevo’s stockholders generally, is set forth in the definitive proxy statement related to the Special Meeting, Gevo’s Annual Report on Form 10-K for the year ended December 31, 2015 and other filings with the SEC, which are available free of charge as indicated above.